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                                                                       Exhibit 4

                                 CFX CORPORATION
                          1997 LONG-TERM INCENTIVE PLAN


         1. Definitions. In this Plan, except where the context otherwise indicates, the following definitions shall apply:

                  1.1. "Agreement" means a written agreement implementing an Award.

                  1.2.     "Award" means a grant of an Option.

                  1.3. "Board" means the Board of Directors of the Corporation.

                  1.4. "Code" means the Internal Revenue Code of 1986, as amended.

                  1.5. "Committee" means the committee or subcommittee of the Board appointed by the Board to administer this Plan. Unless otherwise determined by the Board, the Stock Option Committee of the Board shall be the Committee.

                  1.6. "Common Stock" means the common stock, par value $0.66 2/3 per share, of the Corporation.

                  1.7.     "Corporation" means CFX Corporation.

                  1.8. "Date of Exercise" means the date on which the Corporation receives notice of the exercise of an Option in accordance with the terms of Section 7.1.

                  1.9. "Date of Grant" means the date on which an Option is granted under this Plan.

                  1.10. "Director" means a member of the Board of the Corporation or any Subsidiary.

                  1.11. "Employee" means any employee of the Corporation or a Subsidiary, including an Employee Director or any person who has been hired to be an employee of the Corporation or a Subsidiary.

                  1.12. "Employee Director" means a Director who is also an Employee.

                  1.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  1.14. "Fair Market Value" means an amount equal to the closing sale price for a Share, on the date such fair market value is to be determined (or if there is no sale of Shares on such date, the closing sale price on the nearest trading date preceding such date), in the
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principal trading market for the Shares as reported by such source as the
Committee may select, or, if such price quotations of the Common Stock are not then reported, then the fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose.

                  1.15. "Incentive Stock Option" means an Option granted under this Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Corporation designates as such in the Agreement granting the Option.

                  1.16. "Independent Director" means a Director who is not an Employee Director.

                  1.17. "Nonstatutory Stock Option" means an Option granted under this Plan that is not an Incentive Stock Option.

                  1.18. "Option" means an option to purchase Shares granted under this Plan in accordance with the terms of Section 6.

                  1.19. "Option Period" means the period during which an Option may be exercised.

                  1.20. "Option Price" means the price per Share at which an Option may be exercised. The Option Price shall be determined by the Committee and shall not be less than the Fair Market Value determined as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder, the Option Price shall not be less than 110% of the Fair Market Value on the Date of Grant.

                  1.21. "Optionee" means an Employee or Independent Director to whom an Option has been granted.

                  1.22. "Plan" means the CFX Corporation 1997 Long-Term Incentive Plan.

                  1.23. "Rule 16b-3" means Rule 16b-3 under Section 16 of the Exchange Act, or any successor rule.

                  1.24.    "Share" means a share of Common Stock.

                  1.25. "Subsidiary" means a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

                  1.26. "Ten-Percent Stockholder" means an Optionee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary.

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         2.       Purpose.  This Plan is intended to assist the Corporation and its Subsidiaries in attracting and retaining Employees and Independent Directors of outstanding ability and to promote the identification of their interests with those of the stockholders of the Corporation.

         3. Administration. The Committee shall administer this Plan and shall have plenary authority, in its discretion, to award Options to Employees and Independent Directors, subject to the provisions of this Plan. The Committee shall have plenary authority and discretion, subject to the provisions of this Plan, to determine the terms (which terms need not be identical) of all Awards to Employees and Independent Directors, including without limitation the exercise price of Options, the time or times at which Awards are made, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonstatutory Stock Option, any exceptions to non-transferability, any provisions relating to vesting, any circumstances in which the Options would terminate, the period during which Options may be exercised, and the period during which Options shall be subject to restrictions. In making these determinations, the Committee may take into account the nature of the services rendered by the Award recipients, their present and potential contributions to the success of the Corporation and its Subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of this Plan, the Committee shall have plenary authority to interpret this Plan, prescribe, amend and rescind rules and regulations relating to it, and make all other determinations deemed necessary or advisable for the administration of this Plan. The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.

         4. Eligibility. Incentive Stock Options may be granted or awarded only to Employees. Nonstatutory Stock Options may be granted or awarded to Employees or Independent Directors.

         5.       Stock Subject to Plan.

                  5.1. Subject to adjustment as provided in Section 8, the maximum number of Shares that may be issued under this Plan is 500,000 Shares. The maximum number of Shares with respect to which an Employee may receive Awards under this Plan during its term is 100,000.

                  5.2. If an Option expires or terminates for any reason without having been fully exercised, the unissued or forfeited Shares which had been subject to the Award shall become available for the grant of additional Awards.

         6.       Options.

                  6.1. Options granted under this Plan to Employees shall be either Incentive Stock Options or Nonstatutory Stock Options, as designated by the Committee. Each Option granted under this Plan shall be clearly identified either as a Nonstatutory Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and

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conditions of the grant. Options granted to Employees shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All Incentive Stock Options granted under this Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

                  6.2. The Option Period for Options granted to Employees shall be determined by the Committee and specifically set forth in the Agreement; provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) from its Date of Grant.

                  6.3. The Committee, in its discretion, may provide in an Agreement for the right of the Optionee to surrender to the Corporation an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Corporation (other than required tax withholding amounts) that number of Shares (equal to the highest whole number of Shares) having an aggregate fair market value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Option Price, plus an amount of cash equal to the fair market value of any fractional Share to which the Optionee would be entitled but for the parenthetical above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

                  6.4. Options made under this Plan shall not be transferable other than by will, the laws of descent and distribution, or as provided by the Committee in an Agreement.

         7.       Exercise of Options.

                  7.1. An Option may, subject to the terms of the applicable Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment for the Shares with respect to which the Option is exercised. To the extent provided in the applicable Option Agreement, payment may be made in whole or in part by delivery (including constructive delivery) of Shares valued at Fair Market Value on the Date of Exercise or by delivery of a promissory note as provided in Section 7.2 hereof.

                  7.2. To the extent provided in an Agreement and permitted by applicable law, the Committee may accept as partial payment of the Option Price a promissory note executed by the Optionee evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section
7.2 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option and shall bear interest at a rate fixed by the Committee.

         8. Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, recapitalization, reclassification, combination

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or exchange of shares, merger, consolidation or liquidation and the like, the
Committee may, in its discretion, provide for a substitution for or adjustment in (i) the number and class of Shares subject to outstanding Options, (ii) the Option Price of Options, and (iii) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan and to individual Award recipients.

         9. Termination or Amendment. The Board may amend, alter or terminate this Plan in any respect at any time; provided, however, that, after this Plan has been approved by the stockholders of the Corporation, no amendment, alteration or termination of this Plan shall be made by the Board without approval of (i) the Corporation's stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, and (ii) each affected Optionee if such amendment, alteration or termination would adversely affect his or her rights or obligations under any Award made prior to the date of such amendment, alteration or termination.

         10.      Modification, Extension, Renewal, Substitution.

                  10.1. Subject to the terms and conditions of this Plan, the Committee may modify, extend or renew outstanding Options, or accept the surrender of outstanding Options granted under this Plan or options granted under any other plan of the Corporation or a Subsidiary (to the extent not theretofore exercised), and authorize the granting of new Options pursuant to this Plan in substitution therefor. Any substituted Options may specify a lower exercise price than the surrendered options, a longer term than the surrendered options, or have any other provisions that are authorized by this Plan. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Optionee, alter or impair any of the Optionee's rights or obligations under such Award.

                  10.2. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee, be granted under this Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Corporation or one of its Subsidiaries. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the options in substitution for which they are granted. Such Options shall not be counted toward the 100,000 Share limit imposed by the second sentence of Section 5.1, except to the extent it is determined by the Committee that the applicability of such sentence is required in order for grants of Options hereunder to be eligible to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code.

         11. Effectiveness of this Plan. This Plan and any amendments requiring stockholder approval pursuant to Section 9 are subject to approval by vote of the stockholders of the Corporation within 12 months after their adoption by the Board. Subject to that approval, this

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Plan and any amendments are effective on the date on which they are adopted by the Board. Options may be granted or awarded prior to stockholder approval of this Plan or amendments, but each such Award shall be subject to the approval of this Plan or amendments by the stockholders. The date on which any Option granted or awarded prior to stockholder approval of this Plan or amendment is granted or awarded shall be the Date of Grant for all purposes as if the Option had not been subject to approval; no such Option may be exercised prior to such stockholder approval, and any such Option shall be void ab initio if such stockholder approval is not obtained.

         12. Withholding. The Corporation's obligation to deliver Shares or pay any amount pursuant to the terms of any Award hereunder shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, an Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Corporation to withhold Shares otherwise issuable to the Optionee, or (iii) delivering to the Corporation already owned and unencumbered Shares.

         13. Term of this Plan. Unless sooner terminated by the Board pursuant to Section 9, this Plan shall terminate on December 10, 2006, and no Option, may be granted or awarded after such date. The termination of this Plan shall not affect the validity of any Award outstanding on the date of termination.

         14. Indemnification of Committee. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

         15.      General Provisions.

                  15.1. The establishment of this Plan shall not confer upon any Employee or Independent Director any legal or equitable right against the Corporation, any Subsidiary or the Committee, except as expressly provided in this Plan.

                  15.2. This Plan does not constitute inducement or consideration for the employment of any Employee or the service of any Independent Director, nor is it a contract between the Corporation or any Subsidiary and any Employee or Independent Director.

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Participation in this Plan shall not give an Employee or Independent Director any right to be retained in the service of the Corporation or any Subsidiary.

                  15.3. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Corporation or its Subsidiaries to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

                  15.4. The interests of any Employee or Independent Director under this Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

                  15.5. This Plan shall be governed, construed and administered in accordance with the laws of the State of New Hampshire and it is the intention of the Corporation that Incentive Stock Options granted under this Plan qualify as such under Section 422 of the Code.

                  15.6. The Committee may require each person acquiring Shares pursuant to Awards hereunder to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

                  15.7. The Corporation shall not be required to issue any certificate or certificates for Shares with respect to Awards under this Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee's complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.


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